EXHIBIT 10.12



                              Third Allonge to the
                   Promissory Note dated May 17, 2000 made by
                                ASPI EUROPE, INC.
                                   in favor of
                       MANHATTAN INVESTMENTS INCORPORATED

     THIS THIRD ALLONGE to the Promissory Note, dated May 17, 2000 (the "Promissory Note"), made by ASPI EUROPE, INC., a Delaware corporation (the "Company"), in favor of MANHATTAN INVESTMENTS INCORPORATED, a Nevis corporation ("MAN"), is made as of the 9th day of August, 2001 by and between the Company and MAN.

                                   BACKGROUND

     WHEREAS, on May 17, 2000, MAN made a loan to the Company in the amount of US $125,000 as evidenced by the Promissory Note, and such Promissory Note was due and payable on or before August 31, 2000; and

     WHEREAS, on October 12, 2000, MAN and the Company entered into the First Allonge (the "First Allonge") to amend certain terms of the Promissory Note whereby accrued interest on the Promissory Note was due and payable on January 31, 2001 and August 31, 2001 and the principal was due and payable on July 31, 2001; and

     WHEREAS, on April 10, 2001, MAN and the Company entered into the Second Allonge (the "Second Allonge") to amend certain terms of the Promissory Note whereby accrued interest on the Promissory Note was due and payable on April 30, 2001 and on July 31, 2001; and

     NOW, THEREFORE, in consideration of the Company agreeing to increase the interest rate from ten percent (10%) to twelve and a half percent (12.5%) to MAN, the Company and MAN hereby agree as follows:

     1. MAN will waive its immediate right to full payment of the principal and interest of the US $125,000 Promissory Note due April 30, 2001 and July 31, 2001, and will amend and restate the third paragraph of the Promissory Note to read as follows:

     "Interest on this note shall accrue at a per annum rate of ten percent (10%) through July 31, 2001 and will accrue at twelve and a half percent (12.5%) thereafter. The principal and accrued interest will be payable on August 31, 2001."

     2. Except as amended herein, the Promissory Note shall continue in full force and effect and shall be enforceable in accordance with its terms. Nothing herein contained shall constitute a novation of the Promissory Note.

     3. This Third Allonge, the Second Allonge, the First Allonge and the Promissory Note shall constitute a single instrument.

     IN WITNESS WHEREOF, the Company has caused this Third Allonge to the Promissory Note to be signed by its duly authorized officer as of the 9th day of August, 2001.

                                 ASPI EUROPE, INC.


                                 By:      "F. Thomas Winters III"
                                          -------------------------------------
                                 Name:    F. Thomas Winters III
                                 Title:   Chief Executive Officer


                                 MANHATTAN INVESTMENTS INCORPORATED


                                 By:      "David Craven"
                                          -------------------------------------
                                 Name:    David Craven
                                 Title:   Director